SWK Holdings Provides Portfolio Update Highlighting Recent Achievements

Specialty Finance Portfolio Performance Highlights Strong Year, Underscored by

Enteris BioPharma Acquisition and NASDAQ Uplisting

Fourth Quarter/Full Year 2019 Financial Results Expected by Late March 2020

Dallas, TX, February 28, 2020 – SWK Holdings Corporation (Nasdaq: SWKH), a life sciences focused specialty finance company catering to small- and mid-sized commercial-stage companies, today provided an update on the progress and achievements of its partner companies during the past year.

Winston Black, Chairman and Chief Executive of SWK Holdings, stated, “It has been a remarkable 12 months for SWK Holdings as our specialty finance business generated robust results and was complemented by our August 2019 acquisition of Enteris BioPharma and the recent uplisting of our stock to the Nasdaq Capital Market.”

Mr. Black added, “During 2019 and into early 2020, we also benefited from numerous accomplishments and milestones achieved by our innovative portfolio companies, including new drug approvals by the FDA, capital raises, commercial product launches and licensing deals, as well as positive developments announced by our royalty payors.”

SWK Holdings provides capital that supports growth opportunities for small and mid-sized life sciences companies through the creation of unique financing structures. These deals include structured debt, traditional royalty monetization, synthetic royalty transactions and asset purchases, and typically range in size from $5 million to $20 million, a market segment often ignored by other structured finance companies.

Since 2012, SWK Holdings has successfully executed this business strategy across 36 different parties, deploying $539 million of capital, and has created a specialty finance portfolio exceeding $180 million across 23 partners.

Mr. Black continued, “We believe our life science specialty finance strategy can continue to grow SWK’s book value per share. The specialty finance deal pipeline remains strong and we anticipate additional originations in 2020. Looking ahead at 2020, we anticipate an investment year for Enteris as we buttress the management team, augment the business development function and complete the manufacturing build-out. We anticipate these investments will pay dividends in the medium term, while near-term results from Enteris will primarily be driven by Enteris’ existing license partners including Cara Therapeutics.”

Highlights from Portfolio Partners

Enteris BioPharma, Inc.

In August 2019, SWK Holdings acquired Enteris BioPharma, Inc., a biotechnology company developing innovative oral formulations of hard-to-dose peptide- and small molecule-based therapies built around its proprietary drug delivery technology, Peptelligence®.  As a wholly-owned subsidiary of SWK Holdings, Enteris will continue to focus on the advancement of the external partnerships built around Peptelligence®, as well as its internal 505(b)(2) drug development pipeline, both of which have the potential to deliver lucrative near and longer-term licensing opportunities.

•	Enteris entered into a licensing agreement with Cara Therapeutics (Nasdaq: CARA) for Peptelligence® to advance development of Oral KORSUVA™.
•	Oral KORSUVA™ is the subject of three separate, ongoing clinical programs focused on distinct pruritus indications. Cara Therapeutics announced it expects to report top-line data in 2020 from two Phase 2 trials in patients with pruritus associated with atopic dermatitis and chronic liver disease.
•	The Phase 2 clinical trial of Oral KORSUVA™ for the treatment of pruritus in patients with advanced chronic kidney disease met the primary efficacy endpoint for the 1 mg dose. Cara Therapeutics announced it intends to complete an End of Phase 2 Meeting with the FDA to enable initiation of a Phase 3 clinical trial in second half of 2020.
•	Enteris initiated expansion of the Boonton, NJ manufacturing facility to enable Phase 3 clinical trial material production. Completion of the upgrade is expected in 2020.
•	In February, Enteris hired an experienced pharmaceutical executive, Dr. Gary Shangold, as Chief Medical Officer.

Emergent BioSolutions, Inc. -- Narcan®

Narcan®, also known as naloxone, is the only FDA-approved needle-free emergency opioid overdose reversal drug approved by the FDA. Initially invented by Opiant Pharmaceuticals (Nasdaq: OPNT), it is credited with helping to decrease overdose fatalities during the opioid epidemic. In December 2016, SWK Holdings paid $17.5 million to acquire certain royalties associated with the sale of Narcan® Nasal Spray.

•	Emergent BioSolutions, Inc. (NYSE: EBS), the current owner of Narcan®, reported nine-month 2019 Narcan sales of greater than $200 million and expectations for full-year sales in 2020 to range between $285 million and $315 million.
•	Under its arrangement with Opiant, SWK Holdings receives 10% of Opiant’s Narcan® royalty, approximately 1% of Narcan’s® total annual sales at Emergent’s guidance levels.
•	In February, Emergent’s Adapt subsidiary settled Narcan® litigation with Perrigo through which Perrigo will be able to launch its generic naloxone spray starting January 5, 2033, or potentially earlier in certain circumstances.
•	As of September 2019, the GAAP book value of Narcan® in the SWK Holdings portfolio was $718,000.

4WEB, Inc.

4WEB, Inc. is a privately held medical-device company that utilizes a proprietary Truss Implant Technology to develop and market spinal implants. The company is based in Frisco, Texas.

•	In early 2020, 4WEB informed SWK Holdings it had achieved required milestones to draw the $3 million Tranche B of the credit facility, which SWK funded on January 16, 2020.

Acerus Pharmaceuticals Corporation

Acerus Pharmaceuticals Corporation (TSX: ASP/OTCQB: ASPCF) is a Canadian-based specialty pharmaceutical company focused primarily in the field of men’s health with a flagship commercial product Natesto® for the treatment of men with low levels of endogenous testosterone. Acerus entered an $11 million structured credit agreement with SWK Holdings in October 2018.

•	On February 21, 2020, Acerus reported that it closed a private placement with First Generation Capital, Inc. for $18 million of aggregate gross equity and conversion of First Generation’s $11.5 million of subordinated secured term loan debt plus accrued interest into common stock.
•	In conjunction with the private placement, SWK Holdings amended the Acerus credit facility to reset covenants to better reflect the current nature of Acerus’ business. In exchange, SWK Holdings received an early $750,000 principal repayment, which will be made in three equal installments during 2020 with the first received at closing, as well as an $80,000 amendment fee and a reduction in the warrant exercise price from C$0.11 per share to C$0.05 per share.

Aimmune Therapeutics, Inc.

Aimmune Therapeutics, Inc. (Nasdaq: AIMT) is a biopharmaceutical company developing treatments for potentially life-threatening food allergies. The company’s flagship commercial product, Palforzia™, is utilized to attempt to de-sensitize patients to peanut allergies, while AR201 is now in development for the treatment of egg allergies. In February 2019, SWK Holdings committed $5 million to Aimmune’s structured credit agreement.

•	The FDA granted approval in January 2020 for Palforzia™ as the first treatment for patients with peanut allergy. The FDA approval triggered Aimmune’s ability to draw the Tranche B and SWK Holdings funded its $2.5 million portion of this tranche on February 19, 2020.
•	In February 2020, Aimmune reported that Nestle Health Science, a wholly-owned subsidiary of Nestle, the Swiss-based food company, expanded its stake in Aimmune with a $200 million equity investment. Aimmune reports that this brings Nestle’s position in Aimmune to $473 million, or 25.6% (just under 20% are regular voting shares).

B&D Dental Technologies

Founded in 2002, B&D Dental Technologies develops and manufactures dental zirconia-based products utilized by dental laboratories. In 2013, SWK Holdings began working with B&D Dental as its key lending partner with a $6.5 million structured credit facility.

•	In November 2019, B&D Dental announced that the U.S. Patent and Trademark Office has granted US Patent 10,463,457 covering a range of dental zirconia-based products.
•	B&D Dental reported that its total patent portfolio has increased to 12 issued patents, eight specifically related to dental zirconia and coloring.

Biolase, Inc.

Biolase, Inc. (Nasdaq: BIOL) is a global leader in dental lasers. In November 2018, the company entered a $15 million structured credit arrangement with SWK Holdings.

•	In October 2019, Biolase announced that it has strengthened its balance sheet with $8.5 million in proceeds from the completion of a public offering of common stock and a private placement of convertible preferred stock.
•	Shortly after, Biolase disclosed that it secured a $3 million revolving line of credit from Pacific Mercantile Bank, the wholly-owned subsidiary of Pacific Mercantile Bancorp, to increase the company’s financial flexibility and for working capital purposes.

Cheetah Medical, Inc.

In January 2019, SWK Holdings entered a $20 million structured credit arrangement with Cheetah Medical, Inc., a medical device company specializing in non-invasive fluid management technology.

•	In October 2019, Baxter International, Inc. (NYSE:BAX), a leading global medical products company, announced that it acquired Cheetah Medical for a purchase price that could exceed $200 million.
•	The transaction consisted of a $190 million upfront cash payment and the potential for an additional $40 million in payments based on clinical and commercial milestones.
•	This deal marks the 10th realization to a strategic buyer for the SWK Holdings portfolio since 2013.

DxTerity Diagnostics, Inc.

DxTerity Diagnostics, Inc. is a private, patient-centered genomics company that offers home-RNA monitoring to improve the management of immune-mediated disease. In April 2015, the company entered a $9.5 million structured credit agreement with SWK Holdings

•	In November 2019, DxTerity launched the Interferon-1 test assay to measure the relative gene expression of immune system related genes. The CLIA-validated test is being used to select and monitor patients for Systemic Lupus Erythematosus (SLE) clinical trials.

Epica International, Inc.

Based in San Clemente, Calif., Epica International, Inc. designs, develops and distributes medical imaging platforms and robotic systems for use in human, animal and industrial markets. Epica entered a $14 million structured credit arrangement with SWK Holdings in July 2018.

•	In October 2019, Epica received 510(k) clearance from the FDA for the SeeFactorCT3, a multi-modality mobile imaging platform consisting of three integrated imaging systems (CT, Fluoroscopy and Digital Radiography).

eTon Pharmaceuticals, Inc.

eTon Pharmaceuticals, Inc. (Nasdaq: ETON) is a specialty pharmaceutical company focused on developing innovative products utilizing the FDA’s 505(b)(2) regulatory pathway. The company reports a diversified pipeline of product candidates under development across various liquid dosage forms. In November 2019, eTon entered a $10 million structured credit agreement with SWK Holdings.

•	During the fourth quarter of 2019, eTon announced the FDA approval and commercial launch of Biorphen®, the first and only FDA approved ready-to-use formulation of phenylephrine injection used to treat hypotension resulting from vasodilation in the setting of anesthesia.
•	In January 2020, eTon announced that it entered into a co-promotion agreement with Xellia Pharmaceuticals for Biorphen®.

Keystone Dental, Inc.

Keystone Dental, Inc. is believed to be the largest independently operated dental implant company in North America. In May 2016, the company entered a $20 million structured credit agreement with SWK Holdings.

•	In 2019, Keystone Dental agreed to merge via a stock for stock transaction with Paltop Advanced Dental Solutions, an Israeli-based dental implant company with an expertise in precision manufacturing and state-of-the-art digital dentistry solution.
•	The merger created a global dental implant player estimated to have nearly $50 million in combined annual revenue.
•	Simultaneous to the merger, an additional $20 million in capital investment, principally dedicated to growth acceleration initiatives, was infused by Accelmed Growth Partners, an investment firm that targets small- and mid-sized public and private medical device and technology companies.

Solsys Medical, LLC and Misonix, Inc.

Solsys Medical, LLC, a privately held regenerative medicine company, was acquired in September 2019 by Misonix, Inc. (Nasdaq: MSON), a provider of minimally invasive therapeutic ultrasonic medical devices. Solsys entered a $12 million structured credit agreement with SWK Holdings in 2015, which SWK Holdings grew to $20 million to support Solsys’ growth opportunities. Under the acquisition agreement, Misonix assumed Solsys’ credit facility with SWK Holdings.

•	When Misonix completed its acquisition of Solsys, the all-stock transaction was valued at $109 million, compared to $97 million when the deal was initially announced in May of 2019.
•	The combined company has stated that it anticipates top-line revenue growth in excess of 20% and gross profit margins of approximately 70% for the full 2020 fiscal year.
•	Following the acquisition, SWK Holdings upsized its credit facility with Misonix to $30 million to support the company’s growth objectives.
•	In January 2020, Misonix completed a public offering that yielded net proceeds of $32.5 million, through the issuance of 1,868,750 shares of common stock at $18.50 per share.

Tenex Health, Inc.

Tenex Health, Inc. is a private medical technology company that provides minimally invasive technologies to treat chronic pain in soft and hard tissues. In July 2016, Tenex entered a $9 million structured credit agreement with SWK Holdings.

•	In December 2019, Tenex announced that more than 100,000 procedures had been performed using the Tenex Health TX® Technology.
•	In May 2019, Tenex received 510(k) FDA clearance for the TX®-Bone, a minimally-invasive technology used to remove pain-causing bone and calcific tissue and restore musculoskeletal function.

Veru Inc.

Veru Inc. (Nasdaq: VERU) is a biopharmaceutical company focused on developing novel medicines for prostate cancer. Through Veru’s Female Health Company division, the company also markets the FC2 “female condom,” with sales in 140 companies. In 2018, Veru completed a $10 million “synthetic royalty financing” on FC2 sales with SWK Holdings.

•	Veru reports that sales of the FC2 “female condoms” nearly doubled from $15.9 million in the 2018 fiscal year to $30.9 million in the 2019 fiscal year.

About SWK Holdings Corporation
SWK Holdings Corporation is a specialty finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. SWK also owns Enteris Biopharma, whose core Peptelligence™ drug delivery technology creates oral formulations of peptide-based and BCS class II, III, and IV small molecules. With Enteris, SWK has the opportunity to grow its specialty finance business by actively building a wholly-owned portfolio of milestones and royalties through licensing activities. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Investor / Media Relations:

Maureen McEnroe, CFA / Jason Rando

Tiberend Strategic Advisors, Inc.

212.375.2664 / 212.375.2665

mmcenroe@tiberend.com / jrando@tiberend.com